UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cvent Holding Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Dear Fellow Stockholders,
We are pleased to invite you to attend our first Annual Meeting of Stockholders of Cvent Holding Corp. (“Cvent” or the “Company”) to be held on Wednesday, May 18, 2022, at 4:30 p.m. ET (the “Annual Meeting”). This year’s Annual Meeting will be conducted virtually, via live webcast on the Internet. Protecting the health and well-being of the attendees (employees, stockholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings to limit the spread of COVID-19, we believe a virtual only meeting for this year is advisable. You will be able to attend the meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CVT2022. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included in your Notice of Internet Availability in the proxy materials, on your proxy card, or on the voting instructions form accompanying these proxy materials.
The Annual Meeting will be conducted for the following purposes, which are more fully described in the accompanying proxy statement:
1.
To elect two nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting and until their successors are duly elected and qualified, as recommended by the Compensation and Nominating Committee of the Board of Directors of Cvent (the “Board”);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Cvent’s independent registered public accounting firm for the year ending December 31, 2022;
3.	To recommend, by an advisory vote, the frequency of future advisory votes on executive compensation; and
4.	To transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
We will provide access to our proxy materials via the Internet at www.proxyvote.com rather than in hard copy. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about April 8, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders who prefer a paper copy of the proxy materials may request one on or before May 4, 2022 by following the instructions provided in the notice we will send.
Our Board has set the record date as March 25, 2022. Only stockholders that owned Cvent common stock at the close of business on that day are entitled to notice of and may vote at the Annual Meeting or any adjournment of the Annual Meeting. A list of Cvent’s stockholders of record will be available for examination by any stockholder for any purpose relevant to the Annual Meeting during ordinary business hours for at least ten days prior to May 18, 2022 at our corporate headquarters located at 1765 Greensboro Station Place, 7th Floor, Tysons, Virginia 22102, and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/CVT2022.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the virtual Annual Meeting regardless of whether you attend.
Sincerely,

RAJEEV K. AGGARWAL
CHIEF EXECUTIVE OFFICER AND FOUNDER

CVENT HOLDING CORP.
1765 GREENSBORO STATION PLACE, 7TH FLOOR
TYSONS, VIRGINIA 22102
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
The 2022 Annual Meeting of Cvent Holding Corp. will be conducted virtually, via the live webcast on the Internet at www.virtualshareholdermeeting.com/CVT2022 on Wednesday, May 18, 2022, at 4:30 p.m. ET for the following purposes:
1.
to elect two nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting and until their successors are duly elected and qualified, as recommended by the Compensation and Nominating Committee of the Board;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as Cvent’s independent registered public accounting firm for the year ending December 31, 2022;
3.	to recommend, by an advisory vote, the frequency of future advisory votes on executive compensation (i.e., “say-on-pay frequency”); and
4.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 18, 2022 at our corporate headquarters located at 1765 Greensboro Station Place, 7th Floor, Tysons, Virginia 22102.
By Order of the Board of Directors,

WILLIAM J. NEWMAN, III
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2022
The notice of annual meeting, the proxy statement and our fiscal year 2021 annual report are available on our website at https://investors.cvent.com/. Additionally, in accordance with the Securities and Exchange Commission rules, you may access our proxy materials at www.proxyvote.com.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
Cvent’s Board is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) (or at any postponement or adjournment of the meeting). Stockholders who own shares of our common stock as of March 25, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they provide important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Cvent.
Notice of Internet Availability of Proxy Statement and Annual Report. As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The Notice of Internet Availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Corporate Issuer Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q:	What is Cvent’s relationship to Dragoneer?
On December 8, 2021, we consummated the business combination (the “Dragoneer Business Combination”) contemplated by that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of July 23, 2021, by and among Cvent Holding Corp. (f/k/a Dragoneer Growth Opportunities Corp. II, a special purpose acquisition company (“Dragoneer”)), Redwood Opportunity Merger Sub, Inc., a Delaware corporation (“Merger Sub I”), Redwood Merger Sub LLC, a Delaware limited liability company (“Merger Sub II”) and Papay Topco, Inc., a Delaware corporation (“Legacy Cvent”), pursuant to which, among other things, promptly following the de-registration of the Company as an exempted company in the Cayman Islands and the continuation and domestication of the Company as a corporation in the State of Delaware with the name “Cvent Holding Corp.” (the “Domestication”), Merger Sub I merged with and into Legacy Cvent (the “First Merger”), with Legacy Cvent as the surviving company in the First Merger and, after giving effect to such First Merger, Legacy Cvent became a wholly-owned subsidiary of the Company, and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Cvent as the surviving company of the First Merger merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II as the surviving company in the Second Merger and, after giving effect to such Second Merger, Merger Sub II became a wholly-owned subsidiary of the Company.
Unless otherwise indicated or unless the context requires otherwise, all references in this proxy statement to “Cvent,” the “Company,” “we,” “us,” “our” and similar terms refer to Cvent Holding Corp. (f/k/a Dragoneer) and its consolidated subsidiaries. References to “Dragoneer” refer to Dragoneer prior to the consummation of the Dragoneer Business Combination.
Q:	Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Cvent had 481,128,065 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q:	What will I be voting on?
You will be voting on:
1.	the election of two Class I directors to serve on the Board until the 2025 Annual Meeting and until their successors are duly elected and qualified;
2.	the ratification of the appointment of PricewaterhouseCoopers LLP as Cvent’s independent registered public accounting firm for the year ending December 31, 2021;
3.	the recommendation, by an advisory vote, on the frequency of future advisory votes on executive compensation; and
4.	any other business as may properly come before the meeting or any adjournment of the meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Betty Hung and Maneet S. Saroya as Class I directors;
2.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
3.	Every ONE YEAR for the frequency of future advisory votes on executive compensation.
Q:	How do I cast my vote?
Beneficial Stockholders. If you hold your shares in “street name” through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CVT2022. You will need to enter your 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.voteproxy.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet must or by telephone be received by 11:59 p.m. (ET) on May 17, 2022.
Q:	Can I access the proxy materials electronically?
Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:
1.	view our proxy materials for the Annual Meeting on the Internet; and
2.	instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available at www.proxyvote.com, and our proxy materials will be available during the voting period starting on April 8, 2022.
Instead of receiving future copies of our proxy statement and annual reports by mail, stockholders of record and most beneficial owners are encouraged to elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders or stockholders who hold their shares in “street name” should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.voteproxy.com;
2.	by signing and returning a new proxy card; or
3.	by voting at the virtual Annual Meeting.
Q:	Who can attend the Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
Beneficial Stockholders. If you are a beneficial stockholder or a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the Annual Meeting.
Registered Stockholders. If you are a registered stockholder as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/CVT2022 and providing your control number. This number is included in the notice or on your proxy card.
If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/CVT2022 for at least one year.
Q:	Why is the Annual Meeting virtual only?
In light of the environment surrounding COVID-19 and given the CDC’s recommendation against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable to protect the health and well-being of the attendees (employees, directors, stockholders and the general public). Furthermore, hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the voting power of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions will be counted as shares present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.
PROPOSAL 3 – NON-BINDING ADVISORY APPROVAL OF SAY-ON-PAY FREQUENCY
Stockholders can vote for one year, two years, three years, or abstain from voting. The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by stockholders. Abstentions and broker non-votes will not count in the determination of which alternative receives the highest number of votes cast. Although the results will not be binding on the Board, the Board will consider the results of the stockholder vote when making future decisions regarding the frequency with which it will submit the executive compensation of its named executive officers for stockholder approval.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q:	What is the deadline for submitting a stockholder proposal or director nomination for the 2022 Annual Meeting?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in Cvent’s proxy statement and form of proxy for Cvent’s 2023 annual meeting of stockholders must be received by Cvent at our principal executive offices at 1765 Greensboro Station Place, 7th Floor, Tysons, Virginia 22102 no later than the close of business on December 9, 2022. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2023 (but not include it in Cvent’s proxy materials) must provide written notice of such proposal to the General Counsel at Cvent’s principal executive offices no later than the close of business on February 17, 2023 and not earlier than the close of business on January 18, 2023, assuming Cvent does not change the date of the 2023 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2022 Annual Meeting. If so, Cvent will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of Cvent’s by-laws (the “Bylaws”) and be submitted in writing to the General Counsel at Cvent’s principal executive offices. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than March 19, 2023.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of nine directors. Our amended and restated certificate of incorporation (our “Charter”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Mr. Sanjeev Bansal, who is currently a director on our Board, will not stand for re-election after his current term, which will expire at the Annual Meeting. Accordingly, the Compensation and Nominating Committee did not nominate Mr. Bansal for re-election as a director at this Annual Meeting.
The following table sets forth the director class, name, age as of March 25, 2022, and other information for each member of our Board:
Name	Class	Age	Position	Director Since (including Legacy Cvent before December 2021)	Current Term Expires
Sanjeev Bansal(1)	I	56	Director	Nov. 1999	2022
Betty Hung	I	51	Director	Nov. 2016	2022
Maneet S. Saroya	I	42	Chairman	Nov. 2016	2022
David Breach	II	55	Director	Dec. 2021	2023
Sam Payton	II	34	Director	Dec. 2021	2023
Nicolas Stahl	II	35	Director	May 2019	2023
Rajeev K. Aggarwal	III	52	Chief Executive Officer and Director	Sept. 1999	2024
Jim Frankola	III	57	Director	Dec. 2021	2024
Marcela Martin	III	50	Director	Dec. 2021	2024
(1)	Mr. Bansal’s current term on our Board will expire at the Annual Meeting.
We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software and technology. The Compensation and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in Cvent’s Code of Business Conduct and Ethics and the written Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board.
Board Diversity
In addressing issues of diversity in particular, the Compensation and Nominating Committee considers a nominee’s gender, ethnicity, tenure, skills and qualifications. The Compensation and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors. Further, our Board is committed to actively seeking highly qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. The Compensation and Nominating Committee also will consider a combination of factors for each nominee, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company and (f) the nominee’s ability to apply sound and independent business judgment.

Members of our Board self-identify as set forth in the table below:
Board Diversity Matrix (as of March 25, 2022)
Board Size:
Total Number of Directors
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity:
Directors	2	5		2
Demographic Background—Directors who identify in any of the categories below:
African American or Black
Alaskan Native or Native American
Asian	1	3
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White		2
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	2
The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Code of Business Conduct and Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function and the humility, professional maturity and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify each individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Cvent and its stockholders, and guide the long-term, sustainable and dependable performance of Cvent.
Subject to any earlier resignation or removal in accordance with the terms of our Charter, Bylaws and Investor Rights Agreement (as defined and discussed below) with investment funds associated with Vista Equity Partners Management, LLC (“Vista” and such funds, the “Vista Investors”), our Class I directors will serve until this first Annual Meeting, our Class II directors will serve until the second annual meeting of stockholders, and our Class III directors will serve until the third annual meeting of stockholders. In addition, our Charter provides that, subject to the Investor Rights Agreement, our directors may only be removed for cause, and only by the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon, voting together as a single class (“Voting Stock”).
Investor Rights Agreement
In connection with the Dragoneer Business Combination, we entered into an investor rights agreement (the “Investor Rights Agreement”) with certain of the Vista Investors (among other investors) that provides, among other things, that: (i) our Board will be divided into three classes of directors, with each class serving for staggered three-year terms, (ii) the Vista Investors party thereto have the right to nominate a number of designees equal to the product of (x) the Total Number of directors multiplied by (y) the Vista Ownership Percentage, rounded up to the nearest whole number (as such terms are defined in the Investor Rights Agreement), subject to the terms and conditions set forth therein, (iii) we will use our reasonable best efforts to ensure that prior to the date that the Vista Ownership Percentage is less than 5%, each Vista Director (as defined in the Investor Rights Agreement) will be included in the Board’s slate of nominees to the stockholders for director elections of such class, and each Vista Director to a particular class of directors will be included in the proxy statement in connection with soliciting proxies for meetings of stockholders and (iv) until such time as the Vista Ownership Percentage is less than 5%, there shall be a number of Vista Directors on each committee of the board not less than the nearest whole number greater than the product obtained by multiplying the Vista Ownership Percentage by the number of positions, including any vacancies, on the applicable committee.
Stockholder Recommendations for Director Nominees
The Compensation and Nominating Committee will consider stockholder nominations for membership on the Board. For the 2023 Annual Meeting, nominations may be submitted to Cvent Holding Corp., 1765 Greensboro Station Place, 7th Floor, Tysons, Virginia 22102, Attn: General Counsel, and such nominations will then be forwarded to the Chair of the Compensation and Nominating Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on February 17, 2023 and not earlier than the close of business on January 18, 2023. Recommendations must also include certain other procedural requirements as specified in our Bylaws.
When filling a vacancy on the Board, the Compensation and Nominating Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes would strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. Any candidates would then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process will be used for all candidates, including candidates recommended by stockholders.
Independence Status
The listing standards of the Nasdaq Global Market (“Nasdaq”) require that, subject to specified exceptions, such as those described below under the subsection entitled “Controlled Company Status,” each member of a listed company’s audit committee, compensation committee and nominations committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.
Our Board has determined that Messrs. Bansal and Frankola and Ms. Martin meet the requirements to be an independent director. In making this determination, our Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining his independence, including beneficial ownership of our common stock.
Controlled Company Status
Vista controls a majority of our outstanding common stock. As a result, we are a “controlled company.” Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with the following Nasdaq corporate governance standards required within one year of the date of the listing of our common stock:
•	to have a board that is composed of a majority of “independent directors,” as defined under the rules of Nasdaq;
•	to have a compensation committee that is composed entirely of independent directors; and
•	to have a nominations committee that is composed entirely of independent directors.
We rely on this exemption. As a result, we do not have a majority of independent directors on our Board. In addition, our Compensation and Nominating Committee may not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Board Meetings and Committees
Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. We completed the Dragoneer Business Combination in December 2021. Our Audit Committee and our Compensation and Nominating Committee were each formed in connection with the completion of the Dragoneer Business Combination in December 2021. As a result, there were no meetings of our Board or any committees during the year ended December 31, 2021. Prior to the closing of the Dragoneer Business Combination, the board of directors of Dragoneer held two meetings during the year ended December 31, 2021 and one audit committee meeting.
The composition, duties and responsibilities of our Audit and Compensation and Nominating committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Board Member	Audit Committee	Compensation and Nominating Committee
Sanjeev Bansal(1)	X
Betty Hung		(Chair)
Maneet S. Saroya		X
David Breach
Sam Payton
Nicolas Stahl		X
Rajeev K. Aggarwal
Jim Frankola	(Chair)
Marcela Martin	X
(1)
Mr. Bansal will not stand for re-election, and his current term on our Board will expire at the Annual Meeting. In connection with the Annual Meeting, the Board intends to appoint Julie Iskow to fill the vacancy on our Board as well as to serve as a member of the Audit Committee, subject to the Board’s approval that Ms. Iskow meets the applicable independence requirements thereto.

Audit Committee
The Audit Committee is responsible for, among other matters:
•	appointing, approving the compensation of and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing our policies on risk assessment and risk management;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases.
Our Board has affirmatively determined that Messrs. Bansal and Frankola and Ms. Martin meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and the applicable Nasdaq listing standards. In addition, our Board has determined that Mr. Frankola qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K and is financially sophisticated under Nasdaq rules due to his experience as chief financial officer at several companies. The written charter for our Audit Committee is available at our Investor Relations website at https://investors.cvent.com. Our website is not part of this notice.
Compensation and Nominating Committee
The Compensation and Nominating Committee is responsible for, among other matters:
•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
•	reviewing our policies on risk assessment and risk management;
•	reviewing and approving the compensation of our other executive officers;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
•	reviewing and establishing our overall management compensation philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	reviewing and making recommendations to our Board with respect to director compensation;
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
•	developing and recommending to our Board criteria for board and committee membership;
•	identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
•	developing and recommending to our Board best practices and corporate governance principles;
•	developing and recommending to our Board a set of corporate governance guidelines;
•	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board;
•
reviewing and making recommendations to the Board with respect to Environmental, Social and Governance (“ESG”) strategy, policies and procedures (including the Sustainability Policy) and emergent ESG-related trends and issues (including climate change and human capital management) in connection with Cvent’s business activities, to encourage long-term sustainable performance, manage ESG risks and effectively communicate ESG initiatives to stakeholders, including ESG ratings agencies;

•	reviewing and discussing with management ESG reports by management and ESG efforts that management has implemented to monitor and address Cvent’s impact on ESG issues; and
•	reviewing and assessing stockholder proposals submitted to Cvent for inclusion in Cvent’s proxy statement, including an assessment of the relevance and significance of the proposal.

The Board has adopted a written charter for the Compensation and Nominating Committee, which is available on our Investor Relations website at https://investors.cvent.com. Our website is not part of this notice.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers this structure is appropriate at this time, the roles of various positions and related key governance practices. Our Board believes that the mix of experienced independent, Vista-affiliated and management directors that make up our Board, along with the role of our Chair and our Board committee composition, benefits Cvent and its stockholders.
Independence; Board Mix
Our Board has an effective mix of independent and other directors. Our Board includes three independent directors, our Chief Executive Officer and Founder, Reggie Aggarwal, and five representatives from our majority stockholder, Vista, including our current Chairman, Mr. Saroya.
Chair
Mr. Saroya has been our Chairman since December 2021. Mr. Saroya has extensive knowledge and experience in a variety of relevant areas acquired through his professional and other experiences, including corporate strategy, technology, finance and private equity. This knowledge and experience gives Mr. Saroya the insight necessary to navigate the responsibilities of strategic development and execution.
Performance Evaluation
Our Compensation and Nominating Committee was established at closing of the Dragoneer Business Combination in December 2021. Going forward, our Compensation and Nominating Committee will conduct an annual performance evaluation to determine whether the Board, its committees and the directors are functioning effectively. The evaluation will focus on the Board’s and the committees’ contributions to Cvent, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board performance evaluation, the Board may evaluate whether the current leadership structure continues to be appropriate for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of our risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial and security risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee periodic reports on our compliance programs. Our Compensation and Nominating Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs. In addition, our Compensation and Nominating Committee oversees our major corporate governance risks. We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes.
At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as risks associated with our operations, technology and competition, cybersecurity and privacy risks and legal, financial, tax and audit related risks.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Business Conduct and Ethics is available on our website at https://investors.cvent.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website.
ESG Oversight
Our Board oversees Cvent’s approach to ESG matters, including: our governance and privacy-related policies and practices; our systems of risk management and controls; our human capital strategy; the manner in which we serve customers and supports communities; and how we approach sustainability in businesses and operations. Cvent believes that our long-term success requires a continued focus on these evolving topics and a commitment to regularly evaluating how we are doing and challenging ourselves to improve.
Cvent believes that our impact on the environment; how we protect and process personal data; how we build relationships and interact with employees, suppliers, customers and the communities where we operate; and the accountability of our leadership to our stockholders is critically important to the business. Cvent has undertaken a number of strategies to further these goals, including strategies to measure our greenhouse gas footprint, energy efficiency, and natural resource usage; commit to the Science Based Targets initiative (“SBTi”) and develop emissions reduction targets that are in line with the SBTi’s criteria; invest in data security; increase employee diversity; and ensure a respectful workplace and connect with its communities. To support these initiatives, it has several employee led-groups with C-level support that devote time to Cvent’s ERG-related programs. See “Business—Employees and Human Capital Resources” in our Annual Report on Form 10-K for a more detailed discussion of our social initiatives.
Cvent maintains several ESG policies, including Sustainability, Code of Business Conduct and Ethics, Anti-Discrimination and Harassment, and Anti-Corruption policies. Cvent is also in the process of setting goals with respect to environmental impact, diversity, equity and inclusion, community engagement, corporate social responsibility, data privacy, cyber security, employee engagement and health and wellness. Finally, with respect to its services, Cvent believes its products help achieve a positive social and environmental impact by helping reduce paper waste at live events and by helping reduce the need for travel thanks to its virtual event offerings. Cvent also helps train planners on hosting green events and its CSN allows customers to identify environmentally friendly venues.
Meetings of Non-Management Directors
In accordance with our Corporate Governance Guidelines, the non-management directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum do so annually.
Compensation Committee Interlocks and Insider Participation
No interlocking relationships exist between the members of our Board and the board or compensation committee of any other company.

Communications by Stockholders and Other Interested Parties with the Board
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Cvent Holding Corp.
1765 Greensboro Station Place, 7th Floor
Tysons, Virginia 22102
ATTN: Board of Directors
c/o General Counsel and Corporate Secretary
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Cvent will receive the communications and process them before forwarding them to the addressee. Cvent may also refer communications to other departments within Cvent. Cvent generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic or requests general information regarding Cvent.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Betty Hung	I	51	Director	2021	2022	2025
Maneet S. Saroya	I	42	Chairman	2021	2022	2025
Each nominee was recommended for re-election by the Compensation and Nominating Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
Vote Required
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting
Betty Hung joined the board of Legacy Cvent in November 2016 and continued to serve on our Board following the Dragoneer Business Combination in December 2021. Ms. Hung is a managing director at Vista. Ms. Hung joined Vista in January 2007, and during her tenure she has been an Operating Senior Vice President, served as Chief Financial Officer of SumTotal Systems, Inc. and was previously Chief Operating Officer of Vista Consulting Group. Prior to joining Vista, Ms. Hung was Chief Financial Officer of OSIsoft, Inc., a privately held software company, from July 2003 to July 2006. Ms. Hung has also worked for Goldman Sachs & Co. as a Vice President in the High Technology Group, as well as High Technology Group as a business unit manager. Ms. Hung sits on the board of PowerSchool Holdings, Inc. (“PowerSchool”), an education technology software company. Ms. Hung earned a bachelor’s degree in economics and Chinese studies from Wellesley College and an M.P.P.M. with a concentration in finance from Yale University. Ms. Hung’s senior management experience as Chief Financial Officer of SumTotal Systems, Inc. and Chief Operating Officer of Vista Consulting Group, as well as her extensive experience in the areas of finance, financial accounting, business transactions and mergers and acquisitions, make her a valuable asset to our Board.
Maneet S. Saroya joined the board of Legacy Cvent in November 2016 and continued to serve on our Board as Chairman following the Dragoneer Business Combination in December 2021. Mr. Saroya joined Vista in 2008. Mr. Saroya currently is a senior managing director of Vista and Co-Head of the Vista Flagship Fund, and sits on the Vista Flagship Funds’ Investment Committee. Prior to joining Vista, Mr. Saroya worked as a senior research analyst for JMP Securities, where he provided research for buy-side clients on public on-demand (SaaS) companies. Mr. Saroya previously worked as an associate for the enterprise software and applications team. Before his time with JMP, Mr. Saroya worked for Siebel Systems in a sales capacity for the CRM On Demand division. Prior to Siebel, Mr. Saroya worked for Cisco Systems in various operations roles. Mr. Saroya sits on the boards of Datto Holding Corp. and PowerSchool. Mr. Saroya received a bachelor’s degree from California Polytechnic State University. Mr. Saroya’s experience in the areas of corporate strategy, technology, finance and private equity make him a valuable asset to our Board.
Continuing Directors
Rajeev K. Aggarwal is the founder of Legacy Cvent and has served as Chief Executive Officer since September 1999. Mr. Aggarwal joined the board of Legacy Cvent in September 1999 and continued to serve on our Board following the Dragoneer Business Combination in December 2021. From 1999 through November 2016, when Vista acquired Legacy Cvent, Mr. Aggarwal served as Chairman of the board of directors. Mr. Aggarwal received a Bachelor of Science degree from the University of Virginia, a juris doctor degree from Washington and Lee University and a Master of Laws degree from Georgetown University. Mr. Aggarwal is a leading voice in the meetings and events industry, and his knowledge of Cvent as its founder make him a valuable asset to our Board.
David Breach joined our Board following the Dragoneer Business Combination in December 2021. Mr. Breach has held several executive leadership positions with Vista. Mr. Breach has been President and Chief Operating Officer of Vista since August 2021, and was Chief Operating Officer and Chief Legal Officer from January 2015 to August 2021. Mr. Breach also sits on the boards of Datto Holding Corp., a provider of cloud-based software and security solutions; EagleView, a technology provider of aerial imagery, data analytics and geographic information system solutions; Jamf Holding Corp., a software company specializing in Apple infrastructure and security; Ping Identity Corporation, a software company specializing in identity management solutions; Solera Holdings, a provider of risk management and asset protection software and services to the automotive industry and property insurance marketplace; and Stats Perform, a sports data and analytics company. Before joining Vista, Mr. Breach was a Senior Corporate Partner at the law firm Kirkland & Ellis LLP. Mr. Breach received a J.D. magna cum laude from the University of Michigan Law School and a B.B.A. in Marketing from Eastern Michigan University. Mr. Breach’s experience in corporate strategy, private equity and board leadership make him a valuable asset to our Board.
Jim Frankola joined our board following the Dragoneer Business Combination in December 2021. Mr. Frankola was Chief Financial Officer of Cloudera, a company that provides a hybrid cloud platform for data, between October 2012 and October 2021. In this position, Mr. Frankola oversaw finance, accounting, data and information technology functions. Presently, Mr. Frankola remains a Strategic Advisor to Cloudera and has also been a Director of Ansys, a multiphysics engineering simulation software company, since March 2021. Prior to joining Cloudera, Mr. Frankola was Chief Financial Officer of Yodlee, a provider of cloud-based personal financial management solutions, from June 2010 to September 2012. Between 2006 and 2010, Mr. Frankola was a Director of Actividentity, an authentication and credential management company. Mr. Frankola also served as Chief Financial Officer at Ariba, a software and information technology services company, from 2001 to 2008. Mr. Frankola received an M.B.A. from New York University’s Stern School of Business and a B.S. in accounting from Penn State University. Mr. Frankola’s experience working as a financial executive with cloud-based technology and software companies make him a valuable asset to our Board.
Marcela Martin joined our board following the Dragoneer Business Combination in December 2021. Ms. Martin has been Chief Financial Officer of Squarespace, a website building and hosting company, since November 2020. Prior to joining Squarespace, Ms. Martin held several executive leadership positions. Ms. Martin was Chief Financial Officer for Booking.com, a digital travel company, from January 2019 to November 2020 where she led the company’s finance function and oversaw finance operations, corporate development and mergers and acquisitions. Between January 2016 and December 2018, Ms. Martin was Executive Vice President and Chief Financial Officer of National Geographic. Between November of 1998 and December of 2015, Ms. Martin held positions with Fox International Channels, including Executive Vice President for Finance and Chief Financial Officer. In September 2021, Ms. Martin joined the board of Avalara, a provider of tax automation for businesses, and joined the board of Chegg, Inc., an education technology company, as a member of the Audit Committee. Ms. Martin received an M.B.A. from the University of Liverpool. Ms. Martin graduated as a certified public accountant from Universidad de Morón. Ms. Martin’s experience working as an executive financial operations leader and her skills related to emerging technology companies make her a valuable asset to our Board.
Sam Payton joined our Board following the Dragoneer Business Combination in December 2021. Mr. Payton joined Vista in 2015 and is currently a Vice President in Vista’s Flagship Fund. Mr. Payton currently serves on the boards of PlanSource Holdings, Inc. and EAB Global, Inc. and is also actively involved with Vista’s investments in Xactly Corp., Alegeus Technologies, LLC and Jio Platforms Ltd. Prior to joining Vista, Mr. Payton worked at Odyssey Investment Partners, a middle-market private investment firm. Mr. Payton also worked at Bank of America Merrill Lynch earlier in his career as an associate in the Financial Sponsors Group.

Mr. Payton earned a bachelor’s degree in economics from Duke University and an MBA from The Fuqua School of Business at Duke University. Mr. Payton’s experience in the areas of corporate strategy, technology, finance and private equity make him a valuable asset to our Board.
Nicolas Stahl joined the board of Legacy Cvent in May 2019 and continued to serve on our Board following the Dragoneer Business Combination in December 2021. Mr. Stahl joined Vista in July 2012 and is currently a Senior Vice President. Mr. Stahl currently serves on the board of Advanced. Mr. Stahl was previously involved with Vista’s investments in Active Network, MindBody, Numerator, Powerschool and SumTotal. Prior to joining Vista, Mr. Stahl worked in investment banking at Financial Technology Partners. Mr. Stahl earned a bachelor’s degree and a master’s degree in finance at Daniels College of Business at the University of Denver. Mr. Stahl is a CFA Charterholder. Mr. Stahl’s experience in the areas of corporate strategy, technology, finance, board leadership and private equity make him a valuable asset to our Board.
Departing Director
Sanjeev K. Bansal joined the board of Legacy Cvent in November 1999 and continued to serve on our Board following the Dragoneer Business Combination in December 2021. Since November 2013, Mr. Bansal has served as the co-founder and chief executive officer of Hunch Analytics, which develops data analytics products and services for healthcare institutions. Prior to founding Hunch Analytics, Mr. Bansal served in various executive leadership positions with MicroStrategy Incorporated, a business intelligence and analytics company, from 1990 to 2013. Mr. Bansal served as the vice chairman of the MicroStrategy Incorporated board of directors from November 2000 to November 2013. Mr. Bansal serves or has served as a member of the board of directors of: The Advisory Board Company, a research services company that was listed on the Nasdaq Global Select Market; CSRA, Inc., a formerly public company that provides IT solutions and professional services to government customers; Perspecta, an NYSE-listed company that provides IT solutions and professional services to government customers; and Everquote, a marketing services firm listed on the Nasdaq Global Select Market. He received a bachelor’s degree in electrical engineering from the Massachusetts Institute of Technology and a master of science degree in computer science from Johns Hopkins University. Mr. Bansal’s experience working with entrepreneurial companies and his particular familiarity with technology companies make him a valuable asset to our Board.
Director to be Appointed following our Annual Meeting
In connection with the Annual Meeting, we expect that the Board will appoint Julie Iskow to fill the vacancy on our Board resulting from the expiration of Sanjeev Bansal's director term at the Annual Meeting, and that she will also be appointed to serve as a member of the Audit Committee at such time, subject to the Board’s determination that Ms. Iskow meets the applicable independence requirements. At the time of mailing this Proxy Statement, Ms. Iskow's appointment remained subject to Board approval.
Julie Iskow, age 60, has served as the Executive Vice President and Chief Operating Officer of Workiva Inc. since October 2019 and as Workiva’s President and Chief Operating Officer since March 2022. Prior to joining Workiva, Ms. Iskow served as Chief Technology Officer of Medidata Solutions, Inc. from April 2015 to October 2019, and was also its Executive Vice President of Product Development from July 2016 to October 2019. From December 2013 to March 2015, Ms. Iskow served as Chief Information Officer and Senior Vice President at WageWorks, Inc., and prior to that as its Senior Vice President of Product Development and Vice President of Product Development. Ms. Iskow has also served as Vice President of Engineering at Asyst Technologies and GW Associates, Inc. Before joining GW Associates, she was a member of the faculty at the University of Vermont. Ms. Iskow earned a B.S. degree from University of California, Berkeley and an M.S. degree from University of California, Davis. Ms. Iskow was an independent director of Vocera Communications, Inc. (NYSE: VCRA) and a member of its Governance and Nominating Committee from May 2019 until its acquisition in February of 2022. We believe Ms. Iskow's extensive experience building and scaling innovative SaaS companies and leading strategy, product, technology, cybersecurity and operations will make her a valuable member of our Board.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Cvent as of March 25, 2022:
Name	Age	Position
Rajeev K. Aggarwal	52	Founder, Chief Executive Officer and Director
Charles V. Ghoorah	52	Co-founder, President of Worldwide Sales and Marketing
David Quattrone	49	Co-founder, Chief Technology Officer
William J. Newman, III	47	Senior Vice President and Chief Financial Officer
Lawrence J. Samuelson(1)	52	Senior Vice President, General Counsel and Corporate Secretary
(1)	Mr. Samuelson announced his intention to resign from his officer position effective April 1, 2022.
Rajeev K. Aggarwal is our Founder, Chief Executive Officer and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance – Continuing Directors.”
Charles V. Ghoorah is a co-founder of Cvent. Since September 2014, he has served as our President of Worldwide Sales and Marketing. Mr. Ghoorah served from 2003 to 2014 as Executive Vice President of Sales and Marketing and from 1999 to 2002 as Senior Vice President of Sales and Marketing. Prior to joining Legacy Cvent, Mr. Ghoorah was an attorney at Hale & Dorr, an associate director at the Advisory Board Company and an attorney at Williams & Connolly. Mr. Ghoorah received Bachelor of Arts, Master of Arts and juris doctor degrees from Duke University.
David Quattrone is a co-founder of Cvent. Since 2008, he has served as the Chief Technology Officer. Mr. Quattrone served from 2003 to 2008 as Vice President of Product Development and from 1999 to 2002 as Director of Product Development. Prior to joining Legacy Cvent, Mr. Quattrone worked at First Consulting Group, E.J. Bell Systems and co-founded Network Resources Group. Mr. Quattrone received Bachelor of Science degrees in electrical engineering and economics from the University of Pennsylvania and a Master of Business Administration degree from the University of Maryland.
William J. Newman, III has served as Senior Vice President and Chief Financial Officer of Cvent since September 2018, including on an interim basis from September 2018 to August 2020. From August 2014 to September 2018, he served as Vice President of Financial Planning and Analysis. Before joining Legacy Cvent in 2014, Mr. Newman was Vice President of Finance at Online Resources Corporation, a provider of online banking and full-service bill pay solutions, from August 2002 to June 2013. He began his career as a consultant in the Financial Advisory Services Group at PricewaterhouseCoopers. Mr. Newman received a Bachelor of Science degree in finance and accounting and a Master of Science degree in accounting from the University of Virginia.
Lawrence J. Samuelson has served as Senior Vice President, General Counsel and Corporate Secretary of Cvent since June 2016. Mr. Samuelson announced that he will be leaving the Company on April 1, 2022. At the time of mailing this proxy statement, a replacement for Mr. Samuelson has not been named. From June 2013 to June 2016, he served as Vice President, General Counsel and Corporate Secretary. Prior to joining Legacy Cvent, Mr. Samuelson served as the Vice President, Deputy General Counsel and Corporate Secretary of NeuStar, Inc., an information services and analytics company, from January 2011 to May 2013. Mr. Samuelson previously was a corporate securities and mergers and acquisitions attorney at Fried Frank Harris Shriver and Jacobson. Mr. Samuelson received a Bachelor of Arts degree from Tufts University, a Master of International Affairs from Columbia University and a juris doctor degree from Boston University.

EXECUTIVE AND DIRECTOR COMPENSATION
Unless we state otherwise or the context otherwise requires, in this “Executive and Director Compensation” section, the terms “Cvent,” “we,” “us,” “our,” and the “Company” refer to Legacy Cvent and its consolidated subsidiaries for the period up to the Dragoneer Business Combination, and to Cvent Holding Corp. and its consolidated subsidiaries for all periods following the Dragoneer Business Combination.
Compensation Discussion and Analysis
The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “named executive officers,” who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For fiscal year 2021, our named executive officers were:
•	Rajeev Aggarwal, Founder, Chief Executive Officer and Director;
•	Charles Ghoorah, Co-founder, President of Worldwide Sales and Marketing;
•	David Quattrone, Co-founder, Chief Technology Officer;
•	Lawrence Samuelson, Senior Vice President, General Counsel and Corporate Secretary; and
•	William Newman, III, Senior Vice President and Chief Financial Officer.
Historical Compensation Decisions
Our compensation approach is necessarily tied to our stage of development. Prior to the consummation of the Dragoneer Business Combination, Legacy Cvent was a privately held company. As a result, most of our prior compensation policies and determinations, including those made for fiscal year 2021, were the product of negotiations between the named executive officers and our Board, and were based on a variety of informal factors. Now that we are a publicly traded company, we will evaluate our compensation program as circumstances require, including working with our Compensation and Nominating Committee, which has engaged an independent compensation consultant to advise on fiscal year 2022 compensation matters.
Compensation Philosophy and Objectives
As of December 2021, our Compensation and Nominating Committee reviews and approves the compensation of its named executive officers and oversees and administers Cvent’s executive compensation programs and initiatives. As Cvent’s management gains experience as a public company, we expect that the specific direction, emphasis, and components of Cvent’s executive compensation program will continue to evolve. Accordingly, the compensation paid to our named executive officers for fiscal year 2021 is not necessarily indicative of how Cvent will compensate its named executive officers in the future.
We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards, and fixed versus contingent payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:
•	attract and retain talented and experienced executives in our industry;
•	reward executives whose knowledge, skills, and performance are critical to our success;
•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;
•
ensure fairness among the executive management team by recognizing the (i) function and subject matter expertise each executive officer performs and (ii) contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our company; and
•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

To achieve these objectives, we expect to maintain our current compensation plans, while making necessary adjustments to remain competitive in a demanding employment market, and to tie a substantial portion of the executives’ overall compensation to the attainment of key strategic financial and operational goals. Our pillar goals as a company are smart growth, customer centricity, product innovation and global scale. We seek to ensure that all incentives are aligned with our stated compensation philosophy of providing compensation commensurate with performance.
Setting Compensation
Role of Our Board, Compensation and Nominating Committee and Named Executive Officers
As a recent privately held company, our prior compensation policies and determinations have been the product of negotiations between the named executive officers and our Board and consideration of a variety of informal internal factors as well as external factors, such as the competitive market for corresponding positions within comparable geographic areas and companies of similar size and stage of development operating in our industry. This informal consideration was based on the general knowledge possessed by our Board regarding the compensation given to some of the executive officers of other companies in our industry through informal discussions with recruiting firms, research, and informal benchmarking against their personal knowledge of the competitive market. As a result, our Board historically has applied its subjective discretion to make compensation decisions and did not formally benchmark executive compensation against a particular set of comparable companies or use a formula to set the compensation for our executives in relation to survey data. Our Chief Executive Officer, in consultation with our Board, made compensation decisions for our executive officers (other than himself) and after thorough discussion of various factors, including any informal knowledge or data he may have had, would set the compensation for each executive officer on an individual basis. For fiscal year 2022, our Compensation and Nominating Committee has engaged an independent compensation consultant who may more formally benchmark executive compensation against a peer group of comparable companies. We also anticipate that our Compensation and Nominating Committee may make adjustments in executive compensation levels in the future as a result of this more formal process. See “Board of Directors and Corporate Governance—Board Meetings and Committees—Compensation and Nominating Committee.”
Prior to the closing of the Dragoneer Business Combination and for fiscal year 2021, our Board authorized two of its directors, Betty Hung and Nicolas Stahl, to work with our Chief Executive Officer to oversee and administer Cvent’s executive compensation arrangements; for fiscal year 2022, the Compensation and Nominating Committee oversees and administers our executive compensation arrangements. The Compensation and Nominating Committee meets outside the presence of our executive officers, including our named executive officers, to consider appropriate compensation for our Chief Executive Officer. With respect to compensation decisions regarding our named executive officers other than our Chief Executive Officer, the Compensation and Nominating Committee meets outside the presence of all executive officers except our Chief Executive Officer. Our Chief Executive Officer reviews annually each other named executive officer’s performance with the Compensation and Nominating Committee and recommends appropriate base salary, cash performance awards, and grants of long-term equity incentive awards for all other executive officers. Based upon the recommendations of our Chief Executive Officer and in consideration of the objectives described above and the principles described below, the Compensation and Nominating Committee approves the annual compensation packages of our executive officers other than Cvent’s Chief Executive Officer. Beginning in fiscal year 2022, the Compensation and Nominating Committee will also annually analyze Cvent’s Chief Executive Officer’s performance and determine his base salary, cash performance awards, and grants of long-term equity incentive awards based on its assessment of his performance with input from any consultants engaged by the Compensation and Nominating Committee; in fiscal 2021, this assessment was performed by the Board.
Role of Compensation Consultant
We did not engage a compensation consultant in determining pay actions in advance of fiscal year 2021. The Compensation and Nominating Committee engaged Sequoia Consulting Group (“Sequoia”), an independent compensation consultant in December 2021 with whom it will work to determine compensation actions with respect to fiscal year 2022.
Peer Group
As described above, the Board set compensation for our named executive officers for fiscal year 2021 using informal methods and did not use a formal peer group for compensation analysis. In December 2021, following the Dragoneer Business Compensation, the Compensation and Nominating Committee engaged Sequoia to assess competitive pay levels and to establish a peer group for fiscal year 2022.
See “Board of Directors and Corporate Governance—Board Meetings and Committees—Compensation and Nominating Committee.”
Risk Management
We have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on Cvent. Cvent’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of both corporate and individual performance measures for annual bonuses, together with the equity compensation programs for executive officers, which include multiyear vesting schedules for equity awards, encourages employees to maintain both a short- and a long-term view with respect to Company performance.
Elements of Compensation
Our current executive compensation program, which was set by our Board, consists of the following components:
•	base salary;
•	annual cash incentive awards linked to overall corporate and individual performance;
•	periodic grants of long-term equity-based compensation, such as options;
•	other executive benefits and perquisites; and
•	employment agreements, which contain termination benefits.
We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational, and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.
Pay Mix
We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value, and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we provide our executive officers a measure of security in the minimum expected level of compensation, while motivating our executive officers to focus on the attainment of business metrics that will produce a high level of short-term and long-term performance for Cvent and long-term wealth creation for the executive officers, as well as reducing the risk of recruitment of our top executive talent by others. The mix of corporate financial metrics used for our annual cash incentive awards and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.
For key executives, the mix of compensation is weighted toward at-risk pay (annual incentives and long-term incentives), with the base salary component of total compensation generally at or below 50%. We consider compensation to be “at-risk” if it is subject to performance-based payment or vesting conditions. We believe this pay-for-performance approach aligns the interests of our named executive officers who provide services to us with those of our stockholders. Our executive compensation programs are designed to attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interests with those of our stockholders and to reward success in reaching such goals. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with corporate performance and stockholder value.
Base Salary
Our named executive officers’ base salaries depend on their position within Cvent and its subsidiaries, the scope of their responsibilities, the period during which they have been performing those responsibilities, and their overall performance. Base salaries are reviewed annually and are generally adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In response to COVID-19, Cvent implemented salary reductions for the 2020 fiscal year effective July 1, 2020. The salary reduction amounts are provided under “Summary Compensation Table”. Our named executive officers’ base salaries were reinstated effective January 1, 2021.
Annual Bonus
Our named executive officers are hired to lead and grow our organization and, accordingly, we believe that a portion of our named executive officers’ compensation should be tied to our overall performance. We maintain an annual incentive cash bonus program for senior management (which we refer to as the “management incentive plan”), which emphasizes pay-for-performance by providing our named executive officers with the opportunity to earn an annual bonus based on company and individual performance goals established by our Board with respect to each fiscal year. Additionally, Mr. Ghoorah is eligible for commissions pursuant to Cvent’s Sales Incentive Compensation Plan (See “—Non-Equity Incentive Compensation—Commissions” below).
On an annual basis, or at the commencement of a named executive officer’s employment with us, our Chief Executive Officer and/or Board typically sets a target level of bonus compensation that is structured as a percentage of such executive officer’s annual base salary. The annual bonus is divided into two elements—corporate performance and individual performance. The percentage of target annual bonus allocated to corporate performance for named executive officers ranges from 60% to 75%, with the remaining 40% to 25% of the target annual bonus allocated to individual performance. Depending upon corporate performance, a named executive officer may receive up to 150% of his target corporate performance bonus amount. Depending upon the individual’s performance, a named executive officer may receive up to 100% of his target individual performance bonus amount. The various corporate and individual performance objectives considered by our Chief Executive Officer and/or Board when making our named executive officers’ annual cash bonus determinations are different for each individual depending upon that officer’s duties and areas of responsibility. In making bonus determinations, our Chief Executive Officer and/or Board consider general performance metrics that he or they believe most appropriately reflect each named executive officer’s impact on our overall corporate performance. These corporate and individual performance objectives are designed to be challenging but achievable. The individual performance metrics and objectives are not weighted in any specific manner by our Chief Executive Officer and/or Board in making annual bonus determinations for executive officers, and they are both qualitative and quantitative in nature. Historically, the corporate performance metrics utilized by the Board consist of revenue, bookings and EBITDA margin. See “—Non-Equity Incentive Compensation—Performance Based Annual Cash Incentive Awards.”
Our Chief Executive Officer and/or Board have the discretion to determine whether and in what amounts such bonuses are paid based upon his or their subjective and quantitative evaluation of whether the executive officers’ have achieved their respective objectives and the impact of their performance on overall corporate objectives. Bonus determinations are not formulaic and our Chief Executive Officer and/or Board retain complete discretion over the ultimate annual bonus determinations regardless of a named executive officer’s individual or corporate performance. In making the bonus determinations, our Chief Executive Officer and/or Board have not historically followed any established guidelines. In addition, our Chief Executive Officer and/or Board may adjust bonuses due to extraordinary or nonrecurring events, such as significant financings, equity offerings, or acquisitions. We believe that establishing cash bonus opportunities helps us attract and retain qualified and highly skilled executives. These annual bonuses are intended to reward named executive officers who have a positive impact on corporate results. Following the closing of the Dragoneer Business Combination, the Compensation and Nominating Committee has taken a more significant role in this annual review and decision-making process. See “Board of Directors and Corporate Governance—Board Meetings and Committees—Compensation and Nominating Committee.”
In 2021, based on the recommendation of our Chief Executive Officer, our Board retained the target percentage amounts for the cash bonuses for each of our named executive officers that were in place for 2019 and 2020. Actual bonus amounts under the management incentive plan for 2021 were based on the level of achievement of company bookings, revenue and EBITDA margin goals and attainment by each named executive officer of his objectives. See “—Non-Equity Incentive Compensation—Performance Based Annual Cash Incentive Awards.”
In general, we consider our company goals for 2021 to have been challenging but achievable. Our actual revenue, bookings and EBITDA margin for 2021 were above the targets set under the management incentive plan. As a result, overall company performance under the management incentive plan was considered achieved, with the Board ultimately determining that payout based upon 110% achievement was appropriate for fiscal 2021. The attainment of each individual objective by the named executive officers was assessed by the Chief Executive Officer and the Board to determine whether each objective was “met”, “exceeded” or “failed.” For the 2021 fiscal year, each named executive officer met his individual objectives.
The table below sets forth the cash bonuses (as both a percentage of base salary and a dollar amount based on the named executive officer’s base salary as of December 31, 2021) and actual bonus payment amounts for each of the named executive officers.
Name	Year	Incentive Target (%)	Incentive Target ($)	Bonus Amount Earned ($)
Rajeev Aggarwal	2021	35.9	170,100	182,858
Charles Ghoorah	2021	36.0	135,299	144,093
David Quattrone	2021	35.4	168,714	178,837
Lawrence Samuelson	2021	29.3	97,335	103,175
William Newman, III	2021	27.7	85,800	92,235
Long-Term Incentive Compensation
Our Chief Executive Officer and/or Board believe that equity-based and incentive-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based and incentive-based compensation aligns the incentives of our executives with the interests of our stockholders and with our long-term corporate success. Additionally, our Chief Executive Officer and/or Board believe that equity-based and incentive-based compensation awards enable us to attract, motivate, retain, and adequately compensate executive talent. To that end, we have historically awarded our executives with equity-based compensation in the form of stock options (“Options”) pursuant to the Papay Topco, Inc. 2017 Stock Option Plan. Our Chief Executive Officer and/or Board believe equity awards provide employees with a significant long-term interest in our success by rewarding the creation of stockholder value over time.
Equity-Based and Cash Incentive Compensation - Pre-Dragoneer Business Combination
Generally, each executive officer is provided with an equity grant in the form of Options when they join our company based upon his or her position with us and his or her relevant prior experience. Historically, the majority of grants generally vest over the course of four years with 25% of the shares vesting on the first anniversary of the applicable grant date and the remainder of the shares vesting in substantially equal installments every full three calendar month period thereafter. The Board has adjusted the foregoing vesting schedule for certain executive officers in order to encourage executive longevity, acknowledge a promotion and compensate our executive officers for their contribution to our success over a period of time as follows: (i) over the course of four years with 25% of the shares vesting on each annual anniversary of the applicable grant date, (ii) over the course of four years with 50% of the shares vesting on the second anniversary of the applicable grant date and the remainder of the shares vesting in substantially equal installments every full three calendar month period thereafter, and (iii) over the course of three years with 31.25% vesting on the first applicable vesting date and the remainder of the shares vesting in substantially equal installments every full three calendar month period thereafter. In addition to grants made upon commencement of employment with us, our Board has granted, and our Compensation and Nominating Committee may grant, additional equity awards on an annual basis (beginning in 2022) to retain our executives and to recognize the achievement of corporate and individual goals and/or strong individual performance.
In general, equity grants have historically been a product of negotiations between the named executive officers and our Board and based on a variety of informal internal factors including our financial condition and available resources, as well as external considerations, such as the competitive market equity grant size for corresponding positions within comparable geographic areas and companies of similar size and stage of development operating in our industry. This informal consideration was based on the general knowledge possessed by our Board regarding the equity compensation given to some of the executive officers of other companies in our industry through informal discussions with recruiting firms, research, and informal benchmarking against their personal knowledge of the competitive market. Our Board also considers the executive officer’s current position with our company, the size of their total compensation package, and the amount of existing vested and unvested equity awards, if any, then held by the executive officer. Historically, neither our Chief Executive Officer nor our Board formally benchmarked the size of the equity grants made to executive officers and, in general, the determination process is informal. Historically, our Chief Executive Officer and/or Board have made all equity grant decisions with respect to our executive officers. For the 2021 fiscal year, each of our named executive officers were granted Options that vest 25% in 2022 and 75% in 2023.
Pursuant to the Papay Topco, Inc. Long-Term Incentive Plan (the “LTIP”), in 2020, Mr. Newman was awarded a cash bonus (the “Incentive”) that vests upon a “qualified event” or a “sale of the company” (each as defined in the LTIP), which did not include the Dragoneer Business Combination, subject to his continued employment through such date, where Vista realizes a specified return on its invested capital (the “total equity return multiple”) as a result of such qualified event or sale of the company. The amount of the Incentive will be more or less than the target amount awarded depending on the total equity return multiple. For the 2021 fiscal year, no Incentive grants were made to our named executive officers. See “Termination and Change in Control Arrangements – LTIP” for additional detail about Mr. Newman’s Incentive.
Equity-Based Compensation - Post-Dragoneer Business Combination
Following the consummation of the Dragoneer Business Combination, our Compensation and Nominating Committee has engaged Sequoia and will, in accordance with its charter determine the size and terms and conditions of equity grants to our executive officers in accordance with the terms of the applicable plan and will approve them on an individual basis. See “Board of Directors and Corporate Governance—Board Meetings and Committees—Compensation and Nominating Committee.”
On February 28, 2022, the Compensation and Nominating Committee approved a plan allowing employees to convert their Incentives under the LTIP into restricted stock units (“RSUs”) in exchange for cancellation of such outstanding Incentives. Should Mr. Newman elect to convert his award, he would be granted 20,786 RSUs effective as of April 15, 2022, of which 25% will vest on June 9, 2022, 50% will vest on March 31, 2023, and 25% will vest on March 31, 2024.
Other Executive Benefits and Perquisites
We provide the following benefits to our executive officers on the same basis as other eligible employees:
•	health insurance;
•	vacation, personal holidays and sick days;
•	life insurance and supplemental life insurance;
•	short-term and long-term disability; and
•	a 401(k) plan with matching contributions.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Compensation and Nominating Committee Report
The Compensation and Nominating Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based upon such review and discussions, the Compensation and Nominating Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully submitted by:
Betty Hung
Maneet S. Saroya
Nicolas Stahl

Summary Compensation Table
The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Rajeev Aggarwal, Chief Executive Officer and Director	2021	473,958	—	20,541,389	182,858	2,625	21,200,830
	2020	235,454	—	—	149,850	3,500	388,804
Charles Ghoorah, President of Worldwide Sales and Marketing	2021	375,830	46,588	6,161,495	502,978	2,625	7,089,516
	2020	302,820	64,890	—	350,541	3,500	721,751
David Quattrone, Chief Technology Officer	2021	476,375	36,938	6,161,495	178,837	2,625	6,856,270
	2020	411,588	80,340	—	151,039	3,500	646,467
Lawrence Samuelson, SVP, General Counsel & Corporate Secretary	2021	332,604	15,413	1,371,263	103,175	2,625	1,825,079
	2020	297,747	46,350	—	87,138	3,500	434,735
William Newman, III, SVP & Chief Financial Officer	2021	309,833	11,660	1,283,836	92,235	2,625	1,700,189
	2020	268,840	39,000	—	72,150	1,072	381,062
(1)
The amounts reported in the “Salary” column are the salaries actually paid to the named executive officers for the 2021 fiscal year. During the 2020 fiscal year, salary reductions implemented by Cvent in response to COVID-19 were implemented effective July 1, 2020. As of January 1, 2021, the salary reductions were reversed.

(2)
The amounts reported in the “Bonus” column for 2021 reflect special retention bonus payment amounts as partial compensation for 2020 salary reductions, which were payable to all Vice President and above employees, including the named executive officers. The amounts reported in the Bonus column for 2020 reflect special retention bonus payment amounts, which were payable to all employees, including the named executive officers, in 2020.

(3)
The amounts reported in the “Option Awards” column represent the grant date fair value for the Options granted to our named executive officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the Options reported in the “Option Awards” column are set forth in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ending December 31, 2021 filed with the SEC on March 7, 2021.

(4)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the annual performance-based cash bonus amounts earned by each of our named executive officers under our management incentive plan for fiscal year 2020 and 2021, the terms of which are summarized under “Annual Bonus” above. See also “—Non-Equity Incentive Compensation—Performance Based Annual Cash Incentive Awards.” As discussed above “—Non-Equity Incentive Compensation—Performance Based Annual Cash Incentive Awards”, Messrs. Aggarwal, Ghoorah, Quattrone, Samuelson and Newman earned 107.5%, 106.5%, 106%, 106% and 107.5% of their 2021 target annual performance-based cash bonuses, respectively. Additionally, Messrs. Aggarwal, Ghoorah, Quattrone, Samuelson and Newman earned 92.5%, 93.5%, 94%, 94% and 92.5% of their 2020 target annual performance-based cash bonuses, respectively. Additionally, the amounts reported in this column for Mr. Ghoorah in 2020 and 2021 reflect the actual amount earned by Mr. Ghoorah under Cvent’s Sales Incentive Compensation Plan ($229,197 in 2020 and $358,885 in 2021). See “—Non-Equity Incentive Compensation—Commissions.”

(5)	The amounts reported in the “All Other Compensation” column reflect Cvent matches under Cvent’s 401(k) plan for each of the named executive officers.

Grants of Plan-Based Awards During 2021
The following table sets forth information regarding plan-based awards made to each of our named executive officers during 2021:
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All other option awards: Number of Shares Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards($)(5)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(4)
Rajeev Aggarwal	2021	63,788	170,100	233,888	—	—	—
	4/7/2021	—	—	—	4,051,556	$5.07	20,541,389
Charles Ghoorah	2021	43,972	135,299	179,271	—	—	—
	2021	—	240,531(3)	—	—	—	—
	4/7/2021	—	—	—	1,215,285	$5.07	6,161,495
David Quattrone	2021	50,614	168,714	219,328	—	—	—
	4/7/2021	—	—	—	1,215,285	$5.07	6,161,495
Lawrence Samuelson	2021	29,201	97,335	126,536	—	—	—
	4/7/2021	—	—	—	270,466	$5.07	1,371,263
William Newman, III	2021	32,175	85,800	117,975	—	—	—
	4/8/2021	—	—	—	253,222	$5.07	1,210,401
(1)
The amounts reported in the “Threshold” column were calculated assuming threshold achievement of all corporate performance targets, which would result in each of our named executive officers earning 50% of their target annual performance-based cash bonus allocated to corporate performance. No threshold achievement targets are tied to the portion of each named executive officer’s bonus allocated to individual performance.

(2)
The amounts reported in the “Target” column reflect the target annual performance-based cash bonus opportunity for each of our named executive officers under our management incentive plan for fiscal year 2021, the terms of which are summarized under “Annual Bonus” above. See also “—Non-Equity Incentive Compensation—Performance Based Annual Cash Incentive Awards.” As discussed above “ —Non-Equity Incentive Compensation—Performance Based Annual Cash Incentive Awards”, Messrs. Aggarwal, Ghoorah, Quattrone, Samuelson and Newman earned 107.5%, 106.5%, 106%, 106% and 107.5% of their 2021 target annual performance-based cash bonuses, respectively.

(3)
Mr. Ghoorah is eligible for commissions pursuant to Cvent’s Sales Incentive Compensation Plan. Mr. Ghoorah’s earned $385,885 upon achievement of 105.8% of his annual goals for the year ended December 31, 2021, which is included in this column in addition to the performance-based cash bonus opportunity. See “—Non-Equity Incentive Compensation—Commissions.” The Cvent’s Sales Incentive Compensation Plan opportunity is not subject to a maximum.

(4)
Depending upon corporate performance, an executive officer may receive up to 150% of his or her target corporate performance bonus amount. Depending upon the individual’s performance, an executive officer may receive up to 100% of his or her target individual performance bonus amount. See “—Non-Equity Incentive Compensation—Performance Based Annual Cash Incentive Awards.”

(5)
The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value of the Options granted to our named executive officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the Options reported in the “Option Awards” column are set forth in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ending December 31, 2021 filed with the SEC on March 7, 2021.

Employment Agreements with Named Executive Officers
Cvent, Inc. has entered into employment agreements, as amended, with each of the named executive officers that memorialize each executive’s base salary, target bonus opportunity, and eligibility to participate in Cvent’s benefit plans generally. In addition to the key terms summarized below, each employment agreement provides for certain severance benefits upon a resignation by such named executive officer for “good reason” or upon a termination by Cvent without “cause.” See “—Termination and Change in Control Arrangements—Employment Agreements” below for more details regarding the severance benefits that each named executive officer is eligible to receive.
The annual base salaries for each of Messrs. Aggarwal, Ghoorah, Quattrone, Samuelson, and Newman for the 2021 fiscal year were $473,958, $375,830, $476,375, $332,604 and $309,833, respectively, and their target annual performance bonuses were $170,100, $135,299, $168,714, $97,335 and $85,800, respectively.
Each named executive officer is party to a Confidentiality, Invention Assignment, Non-Solicit, Non-Compete and Arbitration Agreement providing the following restrictive covenants: (a) perpetual confidentiality,

(b) assignment of intellectual property, (c) noncompetition during his employment and for a period of two years following termination of such employment, and (d) nonsolicitation of employees or customers during his employment and for a period of two years following termination of such employment.
Non-Equity Incentive Compensation—Performance Based Annual Cash Incentive Awards
Each of our named executive officers is eligible for an annual performance-based cash bonus opportunity. These bonuses are awarded in the discretion of the Board, and for Messrs. Ghoorah, Quattrone, Samuelson and Newman, based on the Board and Mr. Aggarwal’s mutual determination of achievement of various company objectives such as revenue, bookings and EBITDA margin. In 2021, Company corporate performance objectives were weighted as follows: (a) 65% for Mr. Ghoorah, (b) 60% for Messrs. Quattrone and Samuelson, and (c) for 75% for Messrs. Aggarwal and Newman. The plan also provides for various individual performance metrics and objectives for our named executive officers, which are not weighted in any specific manner by our Chief Executive Officer and/or Board in making annual bonus determinations for executive officers, and they are both qualitative and quantitative in nature. In 2021, the Board incentivized the named executive officers to pursue a corporate recapitalization event. In 2021, individual performance metrics and objectives were weighted as follows: (A) 35% for Mr. Ghoorah, (B) 40% for Messrs. Quattrone and Samuelson, and (C) 25% for Messrs. Aggarwal and Newman. The target annual cash bonus amounts for Messrs. Aggarwal, Ghoorah, Quattrone, Samuelson and Newman are as set forth in the section entitled “—Employment Agreements with Named Executive Officers” above.
Non-Equity Incentive Compensation—Commissions
Mr. Ghoorah is eligible for commissions pursuant to Cvent’s Sales Incentive Compensation Plan, which we refer to as the SICP. Mr. Ghoorah’s achievement rate under the SICP was 105.8% for fiscal year 2021.
Commissions are paid quarterly as an advance for the measurable period of the related customer contract. Commissions are reconciled in the event of contract cancellations and other occurrences such as customer non-payments, contract errors, and renegotiations. If there is a reduction in contract value at any time or if an overpayment has otherwise been identified, commissions must be repaid to Cvent and/or any advance commission paid will be reclaimed against future advances.
Outstanding Equity Awards at December 31, 2021
The following table shows outstanding stock option awards held by the named executive officers as of December 31, 2021.
Name(1)	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price($)	Option Expiration Date
Rajeev Aggarwal	4/7/2021	3/15/2021	—	4,051,556	4,051,556	5.07	4/7/2031
	8/29/2017	11/29/2016	136,141	—	—	3.66	8/29/2027
	5/26/2017	11/29/2016	9,081,513	—	—	3.66	5/26/2027
Charles Ghoorah	4/7/2021	3/15/2021	—	1,215,285	1,215,285	5.07	4/7/2031
	8/29/2017	11/29/2016	13,614	—	—	3.66	8/29/2027
	5/26/2017	11/29/2016	4,895,176	—	—	3.66	5/26/2027
David Quattrone	4/7/2021	3/15/2021	—	1,215,285	1,215,285	5.07	4/7/2031
	8/29/2017	11/29/2016	13,614	—	—	3.66	8/29/2027
	5/26/2017	11/29/2016	4,895,177	—	—	3.66	5/26/2027
Lawrence Samuelson	4/7/2021	3/15/2021	—	270,466	270,466	5.07	4/7/2031
	5/26/2017	11/29/2016	763,751	—	—	3.66	5/26/2027
William Newman, III	4/8/2021	3/15/2021	—	253,222	253,222	5.07	4/8/2031
	11/15/2019	11/15/2019	9,076(3)	9,076	9,076	5.40	11/15/2029
	11/15/2018	11/15/2018	39,821(4)	13,273	13,273	4.78	11/15/2028
	5/26/2017	11/29/2016	327,192	—	—	3.66	5/26/2027
(1)
For each named executive officer, the Options disclosed in this table are subject to service-based vesting requirements. See “—Potential Payments upon a Termination or Change in Control” for additional information regarding the circumstances that could result in accelerated vesting of these awards.

(2)
The Options granted in April of 2021 time-vest over a two-year period, with 25% of the Options vesting on the first anniversary of the vesting commencement date and 75% of the Options vesting on the second anniversary of the vesting commencement date, subject to the optionholder’s continuous service with us through the applicable vesting date. Other than as specifically noted below, all other Options held by our named executive officers are vested and exercisable as of December 31, 2021.

(3)
On November 15, 2019, Mr. Newman was granted 18,152 Options subject to time-based vesting requirements, 50% of the Options vesting on March 1, 2021 and the remaining 50% vesting on March 1, 2022, subject to Mr. Newman’s continuous service with us through the applicable vesting date.

(4)
On November 15, 2018, Mr. Newman was granted 53,094 Options subject to time-based vesting requirements, with 31.25% of the Options vesting on February 15, 2020 and the remaining 68.75% vesting in equal installments at the end of each full three-month calendar period thereafter, subject to Mr. Newman’s continuous service with us through the applicable vesting date.

Options Exercised and Stock Vested During Fiscal Year 2021
None of our named executive officers exercised Options, and our named executive officers did not hold stock awards other than Options, during fiscal year 2021. See “—Outstanding Equity Awards at December 31, 2021” above for more details regarding Options that vested during fiscal year 2021.
Pension Benefits During Fiscal Year 2021
None of our named executive officers participate in defined benefit pension plans.
Nonqualified Deferred Compensation During Fiscal Year 2021
None of our named executive officers participate in nonqualified deferred compensation plans.
Termination and Change in Control Arrangements
Employment Agreements
The employment agreements for our named executive officers provide that, upon a termination of the named executive officer’s employment by Cvent without “cause” or by the named executive officer with “good reason,” each as defined therein, subject to their execution of a fully effective release of claims in favor of Cvent and continued compliance with applicable restrictive covenants, the named executive officer is eligible to receive certain severance payments and benefits. For Messrs. Aggarwal, Ghoorah and Quattrone, such severance payments and benefits are as follows: (a) 12 months of base salary continuation, (b) solely to the extent approved by the Board and CEO, a prorated bonus based on actual performance for the year in which such termination occurs, and (c) reimbursements of health insurance premiums for a period of 12 months. Messrs. Samuelson and Newman are eligible to receive: (i) 12 months of base salary continuation, provided that any remuneration received between the date that is 6 months following termination and the date that is 12 months following termination will be offset against any base salary continuation on a dollar-for-dollar basis, (ii) solely to the extent approved by the Board and CEO, a prorated bonus based on actual performance for the year in which such termination occurs, and (iii) reimbursements of health insurance premiums for a period of 6 months.
Stock Options
Each named executive officers’ outstanding unvested Options will accelerate and vest upon a “termination event,” which is generally defined as (a) any sale or transfer by Cvent (or any of its significant subsidiaries) of all or substantially all of their assets on a consolidated basis (an “Asset Sale”), (b) any consolidation, merger or reorganization of Cvent (or any of its significant subsidiaries) with or into any other entity or entities as a result of which any person or group other than Vista obtains possession of voting power to elect a majority of the surviving entity’s Board or, in the case of a surviving entity which is not a corporation, governing body, or (c) any sale or transfer to any third party of units or shares of the capital stock of any significant subsidiary by the holders thereof as a result of which any person or group other than Vista obtains possession of voting power to elect a majority of the Board or the board of directors or any other governing body of the applicable significant subsidiary.
Upon a “termination event,” which did not include the Dragoneer Business Combination, accelerated Options will be deemed to be automatically exercised through a cashless exercise and the Option holder will have no further rights under the Options other than payment of the consideration, if any, to be paid to the Option holder in respect of such deemed exercise of the accelerated Options.

LTIP
Mr. Newman’s outstanding LTIP Incentive from 2020 vests and becomes payable upon a “qualified event” (which is generally defined as any sale or transfer to a third party of at least 50% of Vista’s equity interests in the Company) or a “sale of the company” (which is generally defined as the earlier of (i) the date on which Vista no longer holds any equity securities in the Company and (ii) an Asset Sale), in each case, which did not include the Dragoneer Business Combination, subject to his continued employment through such date, where Vista realizes at least a specified return on its invested capital (the “total equity return multiple”) as a result of such qualified event or sale of the company. The amount of the Incentive earned can be more or less than the target amount awarded depending on the total equity return multiple: (i) 0% of the Incentive is payable where the total equity return multiple is less than specified return threshold, (ii) 100% is payable where the total equity return multiple is the specified return threshold, (iii) an additional 100% is payable for each whole number above the specified return threshold. Where the total equity return multiple is not a whole number, the percentage of the Incentive that is payable is determined based on interpolation. See “—Long-Term Incentive Compensation” above for additional detail about Mr. Newman’s LTIP Incentive and the potential conversion to RSUs.
Potential Payments upon Termination or Change in Control
The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or if he had resigned for good reason on December 31, 2021. Each named executive officer would also receive specified payments in connection with a change in control of Cvent had such change in control occurred on December 31, 2021. The table below provides dollar amounts for all potential payments that would be paid by us to each named executive officer under these scenarios involving either a termination or a change in control. Amounts below reflect potential payments pursuant to the various agreements or arrangements described in the footnotes to the table.
	Payable Upon a Termination Without Cause or Resignation for Good Reason			Payable Upon a Change in Control
Name	Continued Base Salary ($)(1)	Annual Bonus for Year of Termination ($)(2)	Continued Health Benefits ($)(3)	Value of Accelerated Equity Awards ($)(4)	Value of LTIP Incentives ($)
Rajeev Aggarwal	473,958	182,858	20,100	12,559,823(5)	—
Charles Ghoorah	375,830	144,093	21,412	3,767,383(6)	—
David Quattrone	476,375	178,837	19,884	3,767,383(7)	—
Lawrence Samuelson	335,265	103,175	10,008	838,444(8)	—
William Newman, III	314,600	92,235	9,905	855,124(9)	120,000(10)
(1)
For each named executive officer, the amounts disclosed in this column represent 12 months of base salary continuation as provided pursuant to his employment agreement upon a termination by Cvent without cause or by the named executive officer with good reason. For Messrs. Samuelson and Newman, this assumes that no remuneration was received by the named executive officer between the date that is 6 months following termination and the date that is 12 months following termination such that the base salary continuation would be subject to offset. See “—Termination and Change in Control Arrangements—Employment Agreements” above for more details regarding the severance benefits that each named executive officer is eligible to receive.

(2)
For each named executive officer, the amounts disclosed in this column represent amounts earned under the management incentive plan based on the actual achievement of company goals and individual objectives for 2021 as provided pursuant to his employment agreement upon a termination by Cvent without cause or by the named executive officer with good reason. For each named executive officer, this assumes that the Board and CEO approved payment of the bonus based on actual performance. Assuming termination occurred on December 31, 2021, no proration has been applied. See “—Termination and Change in Control Arrangements—Employment Agreements” above for more details regarding the severance benefits that each named executive officer is eligible to receive.

(3)
The amounts disclosed in the “Continued Health Benefits” column represent health insurance premium reimbursements for a period of 12 months for Messrs. Aggarwal, Ghoorah and Quattrone, and for a period of 6 months for Messrs. Samuelson and Newman. See “—Termination and Change in Control Arrangements—Employment Agreements” above for more details regarding the severance benefits that each named executive officer is eligible to receive.

(4)
For each named executive officer, the amounts disclosed in this column represent the value of any outstanding unvested Options subject to acceleration upon a change in control of Cvent, which is the “spread” based on the closing price per share as of December 31, 2021 of $8.17 and the exercise price of the Options.

(5)
On April 7, 2021, Mr. Aggarwal was granted 4,051,556 Options with a strike price of $5.07. The Options are subject to service-based vesting requirements and any outstanding unvested Options will accelerate and vest upon a change in control of Cvent. All of such Options were outstanding and subject to acceleration upon a change in control as of December 31, 2021. See “—Termination and Change in Control Arrangements—Stock Options”.

(6)
On April 7, 2021, Mr. Ghoorah was granted 1,215,285 Options with a strike price of $5.07. The Options are subject to service-based vesting requirements and any outstanding unvested Options will accelerate and vest upon a change in control of Cvent. All of such Options were outstanding and subject to acceleration upon a change in control as of December 31, 2021. See “—Termination and Change in Control Arrangements—Stock Options”.

(7)
On April 7, 2021, Mr. Quattrone was granted 1,215,285 Options with a strike price of $5.07. The Options are subject to service-based vesting requirements and any outstanding unvested Options will accelerate and vest upon a change in control of Cvent. All of such Options were outstanding and subject to acceleration upon a change in control as of December 31, 2021. See “—Termination and Change in Control Arrangements—Stock Options”.

(8)
On April 7, 2021, Mr. Samuelson was granted 270,466 Options with a strike price of $5.07. The Options are subject to service-based vesting requirements and any outstanding unvested Options will accelerate and vest upon a change in control of Cvent. All of such Options were outstanding and subject to acceleration upon a change in control as of December 31, 2021. See “—Termination and Change in Control Arrangements—Stock Options”.

(9)
On November 15, 2018, Mr. Newman was granted 53,094 Options with a strike price of $4.78, on November 15, 2019, Mr. Newman was granted 18,152 Options with a strike price of $5.40, and on April 8, 2021, Mr. Newman was granted 253,222 Options with a strike price of $5.07. The Options are subject to service-based vesting requirements and any outstanding unvested Options will accelerate and vest upon a change in control of Cvent. Of such Options, 275,571 were outstanding and subject to acceleration upon a change in control as of December 31, 2021. See “—Termination and Change in Control Arrangements—Stock Options.”

(10)
On November 13, 2020, Mr. Newman was granted an Incentive under the LTIP that will vest and be payable upon a change in control of Cvent where total equity return multiple is at least 2x. The amount disclosed in this column assumes 100% of the Incentive was payable upon a total equity return multiple of 2x. See “—Termination and Change in Control Arrangements—LTIP.”

Non-Employee Director Compensation
As a private company, prior to the closing of the Dragoneer Business Combination, Cvent’s non-employee director was eligible to receive stock-based compensation for service on the Cvent Board as set forth below. All directors are also reimbursed for their reasonable expenses to attend meetings of our Board and otherwise attend to our business. The annual compensation of our non-employee director was as follows:
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Sanju Bansal	—	172,557(1)	172,557
(1)
On April 8, 2021, Sanju Bansal received an option grant for 34,035 shares with a strike price of $5.07, subject to service-based vesting requirements, as follows: 25% vested on March 15, 2022 and the remaining 75% will vest on March 15, 2023, subject to Mr. Bansal’s continuous service with Cvent through each applicable vesting date.

(2)
The amount reported in the “Option Awards” column represents the grant date fair value of the Options granted to our non-employee director as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the Options reported in the “Option Awards” column are set forth in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ending December 31, 2021 filed with the SEC on March 7, 2021.

Following the consummation of the Dragoneer Business Combination, Cvent implemented a formal policy pursuant to which its non-employee directors are eligible to receive compensation for service on the Cvent Board and committees of the Cvent Board. The annual compensation of our non-employee and non-Vista directors is as follows:
Description	Amount ($)
Cash compensation	100,000
Additional cash compensation for Audit Committee chair	20,000
Equity compensation (payable in RSUs)(1)	150,000
(1)	RSUs vest one year after the grant date, subject to continued service through such date.

Pay Ratio Disclosure
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. We have a globally diverse with over half of our employees located outside of the United States as of December 31, 2021 (the “Measurement Date”), and the compensation elements and pay levels of our employees vary significantly across these locations based on the average cost of living and market rates, which impacts the median employee compensation and resulting pay ratio.
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. As of the Measurement Date, our employee population consisted of approximately 4,300 employees, with approximately 48% working in India as an employee of Cvent or one of its subsidiaries. As permitted under the de minimis exemption to the pay ratio rules, we excluded 129 employees in the United Kingdom, 25 employees in Australia, 18 employees in Singapore, 15 employees in the United Arab Emirates, 13 employees in Germany, six employees in Spain, two employees in the Netherlands and one employee in Hong Kong, representing all employees located in such jurisdictions and approximately 4.8% of our total employees as of the Measurement Date. For these purposes, we determined the median compensated employee as of the Measurement Date based on 2021 cash compensation, consisting of (i) base salary, (ii) overtime, (iii) annual non-equity awards and (iv) commission payments, annualized for any employee who did not work for the entire year unless designated as a temporary employee. Once we identified the median employee, a full-time salaried employee located in India, we calculated this employee’s compensation in the same manner as we calculated our CEO’s 2021 compensation for the purposes of the Summary Compensation Table above. The 2021 annual total compensation of our median compensated employee, other than our CEO, was $69,299; the 2021 annual total compensation of our CEO was $21,200,830; and the ratio of these amounts was approximately 306:1.
Our talented and dedicated employees play an integral role in our overall success. and we place great emphasis on creating an environment for our employees to excel and advance. We are committed to the development, health and well-being of our workforce through various programs, benefits and amenities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies for Approval of Related Party Transactions
Upon completion of the Dragoneer Business Combination, we adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•	the related person’s relationship to us and interest in the transaction;
•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;
•	the benefits to Cvent of the proposed transaction;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
All of the transactions described below related to Legacy Cvent were entered into prior to the adoption of Cvent’s written related party transactions policy, but all were approved by the Board considering similar factors to those described above.
Related Party Transactions
Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive and Director Compensation” above, we describe transactions during the fiscal year ended December 31, 2021 to which we were a participant or will be a participant, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Dragoneer Related Party Transactions
On September 29, 2020, Dragoneer Growth Opportunities Holdings II, an affiliate of Dragoneer (the “Sponsor”) paid $25,000, or approximately $0.0087 per share, to cover certain of Dragoneer’s offering and formation costs in consideration of 2,875,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). On October 22, 2020, Dragoneer effected a share dividend, resulting in 5,750,000 Founder Shares outstanding. On November 16, 2020, Dragoneer effected a share dividend, resulting in 6,900,000 Founder Shares outstanding. On October 29, 2020, Dragoneer’s Sponsor transferred 75,000 Class B ordinary shares to each of Dragoneer’s independent directors. The Founder Shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
The Sponsor purchased an aggregate of 752,000 private placement shares for a purchase price of $10.00 per whole share, or $7,520,000 in the aggregate, in a private placement that occurred simultaneously with the closing of Dragoneer’s initial public offering. The private placement shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Dragoneer entered into a forward purchase agreement (the “Forward Purchase Agreement”) with Dragoneer Funding II LLC (the “Forward Purchaser”) pursuant to which the Forward Purchaser, which has received commitments from one or more funds affiliated with Dragoneer, agreed to subscribe for an aggregate of up to 5,000,000 Class A ordinary shares for $10.00 per share, or up to $50,000,000 in the aggregate, in a private placement to close substantially concurrently with the closing of the Dragoneer Business Combination. Prior to the closing of the Dragoneer Business Combination, Dragoneer issued to the Forward Purchaser an aggregate of 5,000,000 Class A ordinary shares for a purchase price of $10.00 per share.
The Forward Purchase Agreement also provides that the Forward Purchaser is entitled to registration rights with respect to (A) the Forward Purchase Shares and (B) any other Class A ordinary shares acquired by the Forward Purchaser, including any time after the completion of the Dragoneer Business Combination.
Dragoneer currently maintains its executive offices at One Letterman Drive, Building D, Suite M500, San Francisco, California 94129. The Sponsor has agreed to provide it office space and general administrative services at no cost.
In addition, in order to finance transaction costs in connection with the Dragoneer Business Combination Agreement, Dragoneer executed a promissory note pursuant to which the Sponsor provided Dragoneer with an interest-free working capital loan of $2,000,000. The Sponsor elected to have the $2,000,000 balance of a working capital loan provided to Dragoneer converted upon the consummation of the Dragoneer Business Combination into Class A ordinary shares substantially identical to the private placements shares, at a price of $10.00 per share. The shares are identical to the private placement shares, including as to exercise price, exercisability and exercise period.
Amended and Restated Registration Rights Agreement
Pursuant to the Business Combination Agreement, at the closing of the Dragoneer Business Combination, we, the Sponsor, certain of the investment funds advised by affiliates of Vista (the “Vista Holders”) and certain other parties (collectively, the “Registration Rights Investors”) entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, the Registration Rights Investors agreed to only effect a sale or distribution of shares of Cvent’s common stock pursuant to certain transfer restrictions and were granted certain customary registration rights. The A&R Registration Rights Agreement supersedes the Registration Rights Agreements entered into by (i) Legacy Cvent and certain of its stockholders, dated November 29, 2016 and (ii) Dragoneer and certain of its stockholders, dated November 16, 2020. Under the A&R Registration Rights Agreement, the Vista Holders will be entitled to request that Cvent register the Vista Holders’ shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations,” subject to certain conditions outlined in the A&R Registration Rights Agreement. The A&R Registration Rights Agreement required us to file a resale registration statement for certain registrable securities, including registrable securities held by Dragoneer, within thirty days of the closing of the Dragoneer Business Combination. The Registration Rights Investors, including the Vista Holders, are also entitled to participate in certain of Cvent’s registered offerings, subject to the restrictions in the A&R Registration Rights Agreement. Under certain circumstances, Cvent will pay Registration Rights Investors’ (including the Vista Holders’) expenses in connection with the exercise of these rights.
PIPE Financing
Pursuant to the subscription agreements (the “Subscription Agreements”) entered into on July 23, 2021, by and among Dragoneer and certain investors (collectively, the “PIPE Investors”), the PIPE Investors agreed to subscribe for and purchase, and Dragoneer agreed to issue and sell to the PIPE Investors, an aggregate of 47,500,000 shares of our common stock at a price of $10.00 per share, for aggregate gross proceeds of $475,000,000 (the “PIPE Financing”). Dragoneer also granted the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing was contingent upon, among other things, the substantially concurrent closing of the Dragoneer Business Combination.
Cvent Related Party Transactions
Indemnification of Officers and Directors
We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”). Additionally, Cvent may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in the DGCL.
Term Loan Facility
In October 2018, Cvent, Inc. and Papay Holdco, LLC (“Papay Holdco”), two of our wholly-owned subsidiaries, entered into two incremental facilities, which increased the balance of an existing term loan facility by an aggregate of $93.0 million (collectively, the “Term Loan Facility”). Vista Credit Partners has a balance of $19.2 million in the Term Loan Facility as of December 31, 2021. There are no other related parties that have a position in the Term Loan Facility.
Relationship with Vista
We have utilized Vista Consulting Group, LLC (“VCG”), the operating and consulting arm of Vista, for consulting services. We incurred $0.1 million for consulting fees from VCG for the year ended December 31, 2021. We may continue to engage VCG from time to time, subject to compliance with our related party transactions policy.
Arrangements with Companies Controlled by Vista
We purchased over $120,000 of services annually from certain companies controlled by Vista. We incurred expenses of $2.0 million during the year ended December 31, 2021 for software subscription and other services from Vista Investor affiliates. We believe all of these arrangements are on terms comparable to those that are provided to unrelated third parties.
We received payments of over $120,000 annually from certain companies controlled by Vista. We recognized $1.3 million in revenue during the year ended December 31, 2021 for selling services to Vista-controlled entities. We believe all of these arrangements are on terms comparable to those that are provided to unrelated third parties.
Investor Rights Agreement
Pursuant to the Business Combination Agreement, at the closing of the Dragoneer Business Combination, we, the Sponsor, other former holders of Class B ordinary shares (“Other Class B Holders”) and certain of the Vista Holders entered into the Investor Rights Agreement, pursuant to which, among other things, (i) the parties agreed that the board of directors of Cvent immediately following Closing would be divided into three classes of directors, with each class serving for staggered three-year terms, (ii) from and after the Closing, the Vista Holders party thereto would have the right to nominate a number of designees equal to the product of (x) the Total Number of directors multiplied by (y) the Vista Ownership Percentage, rounded up to the nearest whole number (as such terms are defined in the Investor Rights Agreement), subject to the terms and conditions set forth therein, (iii) Cvent will use its reasonable best efforts to ensure that prior to the date that the Vista Ownership Percentage is less than 5%, each Vista Director (as defined in the Investor Rights Agreement) will be included in the Board’s slate of nominees to the stockholders for director elections of such class, and each Vista Director to a particular class of directors will be included in the proxy statement in connection with soliciting proxies for meetings of stockholders, (iv) from the Closing until such time as the Vista Ownership Percentage is less than 5%, there shall be a number of Vista Directors on each committee of the Board not less than the nearest whole number greater than the product obtained by multiplying the Vista Ownership Percentage by the number of positions, including any vacancies, on the applicable committee, and (v) (A) certain investors party thereto (other than the Sponsor and the investors party thereto who held Class B ordinary shares of Dragoneer that converted into Cvent Common Stock), including the Vista Holders party thereto, have agreed to not transfer any shares of Cvent Common Stock for 180 days following the Closing, subject to certain terms, conditions and exceptions, including a potential early release of 33% of such shares upon the achievement of certain trading conditions after Closing (but no such release may occur prior to the 90th day after Closing) and (B) the Sponsor and the Other Class B Holders agreed to not transfer any shares of Cvent Common Stock for one year after the closing, subject to certain terms, conditions and exceptions, including a potential early release upon the achievement of certain trading conditions after 120 days. The investors party to the Investor Rights Agreement agreed to only effect a sale or distribution of Cvent equity securities pursuant to certain transfer restrictions.

Lock-up Restrictions Contained in Certificate of Incorporation
Our Charter provides that any stockholder who received shares in the Business Combination Agreement and is not a party to the Investor Rights Agreement will be subject to a lock-up which is substantially identical to the Investor Lock-Up described under the heading “Investor Rights Agreement” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of March 25, 2022 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each current named executive officer and director; and
•	all of our executive officers and directors as a group.
The beneficial ownership percentages set forth in the table below are based on 481,128,065 shares of common stock outstanding as of March 25, 2022. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC and includes shares held indirectly. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or will become exercisable and vest within 60 days of March 25, 2022 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.
Unless otherwise noted, the business address of those listed in the table below is 1765 Greensboro Station Place, 7th Floor, Tysons, Virginia, 22102. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
Named Executive Officers and Directors
Rajeev K. Aggarwal	21,875,590	4.5%
Charles Ghoorah	6,303,100	1.3%
David Quattrone	6,712,431	1.4%
Lawrence Samuelson	831,368	*
William J. Newman, III(1)	455,106	*
Sanjeev K. Bansal	2,276,503	*
David Breach	—	*
Jim Frankola	35,000	*
Betty Hung	—	*
Marcela Martin	—	*
Sam Payton	—	*
Maneet Saroya	—	*
Nicolas Stahl	—	*
All directors and executive officers as a group (thirteen individuals)	38,489,098	8.0%

Five Percent Holders:
Vista Funds(2)	397,745,049	82.7%
(1)	Includes 3,318 options that are vested and exercisable within 60 days from March 25, 2022.
(2)
As reported on the Schedule 13D filed with the SEC on December 17, 2021, represents 181,049,399 shares held directly by Vista Equity Partners Fund VI, L.P. (“VEPF VI”), 109,372,061 shares held directly by Vista Equity Partners Fund VI-A, L.P., (“VEPF VI-A”), and 2,203,215 shares held directly by VEPF VI FAF, L.P., (“VEPF VI FAF”). Vista Equity Partners Fund VI GP, L.P. (“VEPF VI GP”) is the sole general partner of each of VEPF VI, VEPF VI-A and VEPF VI FAF. VEPF VI GP’s sole general partner is VEPF VI GP, Ltd. (“VEPF VI UGP”). Robert F. Smith is the Sole Director of VEPF VI UGP, as well as one of its 11 Members. VEPF

Management, L.P. (“VEPF Management”) is the sole management company of each of VEPF VI, VEPF VI-A and VEPF VI FAF. VEPF Management’s sole general partner is VEP Group, LLC (“VEP Group”) and VEPF Management’s sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM.
Additionally represents 51,185,845 shares held directly by VEPF IV AIV VII, L.P. (“VEPF IV”) and 19,637,433 shares held directly by VEPF IV AIV VII-A, L.P. (“VEPF IV-A”). Vista Equity Partners Fund IV GP, LLC (“VEPF IV GP”) is the sole general partner of each of VEPF IV and VEPF IV-A. VEPF IV GP’s sole senior managing member is VEP Group.
Additionally represents 18,693,976 shares held directly by VEPF III AIV VI, L.P. (“VEPF III”) and 3,427,576 shares held directly by VEPF III AIV VI-A, L.P. (“VEPF III-A”). Vista Equity Partners Fund III GP, LLC (“VEPF III GP”) is the sole general partner of each of VEPF III and VEPF III-A. VEPF III GP’s sole senior managing member is VEP Group.
Additionally represents 6,552,013 shares held directly by VFF I AIV IV, L.P. (“VFF I”) and 5,623,531 shares held directly by VFF I AIV IV-A, L.P. (“VFF I-A,” and collectively with VEPF VI, VEPF VI-A, VEPF VI FAF, VEPF IV, VEPF IV-A, VEPF III, VEPF III-A and VFF I, the “Vista Funds”). Vista Foundation Fund I GP, LLC (“VFF I GP”) is the sole general partner of each of VFF I and VFF I-A. VFF I GP’s sole senior managing member is VEP Group.
Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, VEPF VI UGP and VEP Group may be deemed the beneficial owners of the shares held by VEPF VI, VEPF VI-A and VEPF VI FAF, and Mr. Smith and VEP Group may be deemed the beneficial owners of the shares held by VEPF IV, VEPF IV-A, VEPF III, VEPF III-A, VFF I and VFF I-A. Each of the Vista Funds, VEPF VI UGP, VEP Group and Mr. Smith expressly disclaim beneficial ownership of any shares not held directly. The principal business address of each of the Vista Funds, VEPF VI UGP, VEPF Management and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.
Securities Authorized for Issuance under Equity Incentive Compensation Plans
The following table provides information as of December 31, 2021, regarding shares of our common stock that may be issued under our equity compensation plans, consisting of the Cvent Holding Corp. 2021 Omnibus Incentive Plan (the “2021 Plan”) and the Cvent Holding Corp. 2021 Employee Stock Purchase Plan (the “ESPP”):
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of remaining available securities for future issuance under equity compensation plans
Equity compensation plans approved by shareholders(1)	51,646,456(2)	4.13	70,353,544(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
(1)
As of December 31, 2021, 110,500,000 shares of common stock had been reserved for issuance under our 2021 Plan and 11,500,000 shares of common stock were available for issuance under the ESPP, subject to adjustment due to the recapitalization, reorganization, or other change in our capitalization. The number of shares available for issuance under the 2021 Plan will be increased on January 1 of each calendar year beginning in 2022 and ending in and including 2031 by an amount equal to the lesser of (A) 5% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) a smaller number of shares determined by our Board. The number of shares available for issuance under the ESPP will be increased annually on January 1 of each calendar year beginning in 2022 and ending in and including 2031, by an amount equal to the lesser of (A) 1% of the shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by our Board. In no event will more than 16,000,000 shares of our common stock be available for issuance under the ESPP. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan and ESPP will be added back to the shares of common stock available for issuance under such plans.

(2)	Consists of shares of common stock issuable upon the exercise of outstanding stock options.
(3)	As of December 31, 2021, there are 58,853,544 shares available for grant under our 2020 Plan. As of December 31, 2021, no shares of common stock have been purchased under our ESPP.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Cvent’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has audited the Company’s financial statements since 2017. Representatives of PwC are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Change in Independent Registered Accounting Firm
On December 8, 2021, the Board approved the engagement of PwC as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021, subject to execution of the engagement letter. PwC served as the independent registered public accounting firm of Legacy Cvent prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), Dragoneer’s independent registered public accounting firm prior to the Dragoneer Business Combination, was informed on December 8, 2021 that it would be dismissed and replaced by PwC as the Company’s independent registered public accounting firm.
Withum’s report on Dragoneer’s financial statements as of December 31, 2020, and for the period from September 25, 2020 (inception) through December 31, 2020, and the related notes to the financial statements (collectively, the “financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.
During the period from September 25, 2020 (inception) through December 31, 2020, and the subsequent period through December 8, 2021, there were no: (i) disagreements (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
During the period from September 25, 2020 (inception) through December 8, 2021, neither Dragoneer nor anyone on its behalf consulted PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Dragoneer’s financial statements, and neither a written report was provided to Dragoneer or oral advice was provided that PwC concluded was an important factor considered by Dragoneer in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.
The Company previously provided Withum with a copy of the foregoing disclosures regarding the dismissal reproduced in this proxy statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2021.

Principal Accountant Fees and Services
The table below sets forth the aggregate fees billed by PwC and Withum (including Legacy Cvent, in the case of PwC) for the years ended December 31, 2021 and 2020:
	PwC	Withum	PwC	Withum
	2021(4)	2021(5)	2020(6)	2020(7)
Audit Fees(1)	$2,434,400	$121,540	$785,371	$71,071
Audit-Related Fees(2)	28,450	—	—	—
Tax Fees(3)	56,000	—	15,298	—
All Other Fees	4,000	—	—	—
Total	$2,522,850	$121,540	$800,669	$71,071
(1)
Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings.

Amounts included for 2020 reflect services Withum performed in connection with Dragoneer’s initial public offering and Withum’s audit of Dragoneer’s 2020 financial statements.
(2)
Audit-related fees include, in general, fees such as assurances and related services (i.e., due diligence services), accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation regarding financial accounting and reporting standards, which are traditionally performed by the independent accountant but are not considered audit fees.

(3)
Tax fees include fees for services performed by professional staff of the respective accountant’s tax division (except those relating to audit or audit-related services), including fees for tax compliance, planning and advice.

(4)
Represent (a) fees billed to Legacy Cvent prior to the Dragoneer Business Combination and (b) fees billed for services following the Dragoneer Business Combination, as well as the subsequent period after the end of year in which PwC provided services related to the audit of our year-end financials. Audit fees billed by PwC include the audit of our 2021 consolidated financial statements, including services related to the issuance of reports and consents by the auditor. Tax fees billed by PwC primarily relate to tax advice provided in connection with the Dragoneer Business Combination, as well as advice related to tax structuring for intellectual property assets and related matters.

(5)
Represent fees billed for services prior to the Dragoneer Business Combination. The aggregate audit fees billed by Withum in 2021 include fees for professional services rendered for review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC through December 8, 2021, including fees for approximately $14,420 related to SEC filings associated with the Dragoneer Business Combination.

(6)
Includes fees billed to Legacy Cvent prior to the Dragoneer Business Combination. Audit fees billed by PwC include the audit of Legacy Cvent’s 2020 consolidated financial statements, including services related to the issuance of reports and consents by the auditor. Tax fees billed by PwC primarily relate to tax advice and services relating to international compliance.

(7)	Represents fees billed from the period of September 25, 2020 (Dragoneer’s inception) through December 31, 2020.
Pre-Approval Policies and Procedures
The charter of the Audit Committee provides that the Audit Committee will approve all audit and non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. The charter also provides that the Committee may establish pre-approval policies and procedures or delegate pre-approval authority to one or more Committee members as permitted by applicable law and stock exchange listing requirements. The Audit Committee approved all services provided by PricewaterhouseCoopers LLP.
Ratification of the appointment of PwC requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Neither the Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Cvent and its stockholders.

Vote Required
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions will be counted as shares present and entitled to vote on the proposals and will therefore have the effect of a negative vote.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF PWC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the Nasdaq listing standards). Our Audit Committee operates under a written charter approved by the Board, which is posted on our website at https://investors.cvent.com (the “Audit Committee Charter”).
As provided in the Audit Committee Charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the performance of our internal audit function and independent registered public accounting firm, PwC) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:
•	reviewed and discussed the audited financial statements for the year ended December 31, 2021 with our management and PwC;
•	discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC the independence of PwC.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted by:
Jim Frankola, Chair
Sanjeev Bansal
Marcela Martin
In accordance with SEC rules and regulations, this Audit Committee Report will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL 3 – SAY-ON-PAY FREQUENCY
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to cast a non-binding advisory vote on the frequency of future advisory resolutions to approve the compensation of our named executive officers. Stockholders may specify whether they prefer such votes to occur EVERY YEAR, EVERY TWO YEARS or EVERY THREE YEARS, or they may ABSTAIN. The Board recommends that this vote occur EVERY YEAR.
Although the stockholders’ vote on this proposal is not binding, the Board will consider the voting results in determining the frequency of future advisory votes. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
Vote Required
The affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to say-on-pay frequency. Although the results will not be binding on the Compensation and Nominating Committee, the Board will consider the results of the stockholder vote when making future decisions regarding executive compensation. Abstentions will have no effect on Proposal 3. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 3 and, therefore, will have no effect on Proposal 3.
THE BOARD RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR.”

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
INCORPORATION BY REFERENCE
The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CODE OF ETHICS AND COMMITTEE CHARTERS
Copies of our periodic reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of the Audit Committee and Compensation and Nominating Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, https://investors.cvent.com, or may be requested in print, at no cost, by email at CventIR@icrinc.com or by mail at Cvent Holding Corp., 1765 Greensboro Station Place, 7th Floor, Tysons, Virginia 22102, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Our website address is https://investors.cvent.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
COST OF PROXY SOLICITATION
Cvent is paying the expenses of this solicitation. Cvent will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Cvent will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Cvent may solicit proxies in person or by telephone, facsimile, email or other similar means.

SCAN TO VIEW MATERIALS &VOTE
CVENT HOLDING CORP 1765 GREENSBORO STATION PL, 7TH FLOOR TYSONS, VIRGINIA 22102, UNITED STATES

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/17/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CVT2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/17/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐

1.	Election of Directors:

Nominees

01)	Betty Hung 02) Maneet S. Saroya

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 year	2 years	3 years	Abstain

3.	Recommendation, by an advisory vote, on the frequency of future advisory votes on executive compensation.						☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000555114_1     R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

CVENT HOLDING CORP Annual Meeting of Stockholders May 18, 2022 4:30 PM
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Rajeev K. Aggarwal and Christina Sterling, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CVENT HOLDING CORP that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 4:30 PM, EDT on May 18, 2022, virtually at: www.virtualshareholdermeeting.com/CVT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000555114_2       R1.0.0.24